PRESS RELEASE

        FOR IMMEDIATE RELEASE
        Friday, December 13, 1996


        For Further Information Contact:

        Stephanie M. Day  Investor Information    Deborah Passik
        Vice President-     Line:                 William Dunk Partners, Inc.
        Corporate         (Toll-free) 1-888-      (919) 929-4100
        Communications    225-6789
        (415) 596-6629    http://www.calmike.com



                    CALIFORNIA MICROWAVE APPOINTS LEESON CHAIRMAN


        REDWOOD CITY, CALIFORNIA - CALIFORNIA MICROWAVE, INC. (Nasdaq National
        Market: CMIC) announced today that Philip F. Otto has resigned as Chairman and CEO, and as a Director of California Microwave, Inc., to pursue other interests. Dr. David B. Leeson, the founder of the Company, was appointed Chairman of the Board of Directors and of a newly-formed Executive Committee comprised of Dr. Leeson, Dr. Edward
        E. David, Jr., Alfred M. Gray and Frederick W. Whitridge, Jr.

        "Phil Otto's contribution to the growth and development of California Microwave has been substantial. We thank him for his efforts and wish him well in his future endeavors," said Leeson. "We are fortunate that Phil has agreed to make himself available as a consultant to the Company to provide necessary continuity during the forthcoming transition period."

        California Microwave, Inc. is a leader in wireless and satellite communications. It is the number one U.S. supplier of microwave radios and telecommunications satellite earth stations used in wireless communications. The company operates facilities in seven states and sells into more than 110 countries.

                                        # # #